Exhibit 99.1

INTERNATIONAL SEAWAYS REITERATES

COMMITMENT TO DELIVERING SHAREHOLDER VALUE

New York, NY – May 11, 2022 – International Seaways, Inc. (NYSE: INSW) (the “Company” or “INSW”) one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products, today issued the following statement following the open letter published on May 10, 2022, by Famatown Finance Limited (“Famatown”), a company indirectly controlled by trusts settled by Mr. John Fredriksen and a member of the Seatankers Group.

International Seaways is singularly focused on delivering value to our shareholders. We have taken decisive steps over the past 18 months to strengthen our industry position, enhance our scale, solidify our balance sheet, optimize our fleet and position ourselves to succeed in today’s improving rate environment. Our 2021 acquisition of Diamond S Shipping doubled our net asset value, tripled our fleet size, and enhanced our earnings power, in particular by adding attractive product tankers that are now leading the market recovery. We note that our momentum has been substantial. International Seaways’ stock is up over 52% year-to-date (based on the April 27, 2022 closing price, the last trading day prior to Famatown’s Schedule 13D filing).

Our high-quality Board of Directors has a track record of value creation and an average of more than 20 years of experience in the energy and/or transportation industries. Together, our Board brings a diverse set of skills and experiences necessary to execute International Seaways’ strategy, including backgrounds in finance, strategy, accounting, governance, risk management, mergers and acquisitions and maritime operations.

International Seaways’ Board and management team have a history of active engagement with our shareholders, including with Seatankers. Our Board will carefully evaluate the Famatown letter.

On May 9, 2022, the Board adopted a short-term stockholder rights plan following Famatown’s stealth accumulation of more than 16% of the Company’s outstanding shares. The rights plan is designed so that no individual stockholder or group of stockholders can gain control of the company through open market accumulation without paying a control premium to all stockholders or by otherwise disadvantaging other stockholders. It is particularly appropriate where, as here, affiliates of one of the company’s competitors have quickly and secretly amassed a significant stake in the company.

About International Seaways, Inc.

International Seaways, Inc. (NYSE: INSW) is one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products in International Flag markets. International Seaways owns and operates a fleet of 84 vessels, including 13 VLCCs (including three newbuildings), 13 Suezmaxes, five Aframaxes/LR2s, eight Panamaxes/LR1s, 40 MR tankers and three Handysize tankers. Through joint ventures, it has ownership interests in two floating storage and offloading service vessels. International Seaways has an experienced team committed to the very best operating practices and the highest levels of customer service and operational efficiency. International Seaways is headquartered in New York City, NY. Additional information is available at https://www.intlseas.com.

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the U.S. Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the consequences of the Company’s merger with Diamond S and plans to issue dividends, its prospects, including statements regarding vessel acquisitions, expected synergies, trends in the tanker markets, and possibilities of strategic alliances and investments. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Annual Report on Form 10-K for 2021 for the Company, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Important Additional Information In Connection with Any Proxy Solicitation

In connection with any solicitation of stockholders in connection with the matters referred to herein, International Seaways, Inc. (the “Company”) would intend to file a proxy statement and WHITE proxy card (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies at a meeting of stockholders or otherwise. The Company, its directors and certain of its executive officers would be participants in the solicitation of proxies from stockholders. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s proxy statement for the 2022 Annual Meeting of stockholders, filed with the SEC on April 21, 2022 (the “2022 Proxy Statement”). To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the 2022 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 2, 2022. Details concerning the Company’s nominees for election at any meeting in connection with the matters referred to herein will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING ANY DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, including the definitive Proxy Statement (and any amendments or supplements thereto) and other documents filed by the Company with the SEC, are available for no charge at the SEC’s website at http://www.sec.gov and at the Company’s investor relations website at https://www.intlseas.com/investor-relations/overview/default.aspx

Investor Relations & Media:
Tom Trovato, International Seaways, Inc.
(212) 578-1602
ttrovato@intlseas.com

Matt Sherman / Aaron Palash / Haley Salas

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

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